Exhibit 23.1






                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-88357 of AK Steel Holding Corporation on Form S-3 of our report dated January 20, 1999, appearing in the Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE


Cincinnati, Ohio
October 8, 1999